Gary R. Henrie
Attorney at Law

486 W. 1360 N.                                                                                                                                                                                                                                                                                                                                                                                                                                              Telephone:  801-310-1419
American Fork, UT  84003                                                                                                                                                                                                                                                                                                                                                                                                                     e-mail:  grhlaw@hotmail.com

June 26, 2015

LKA Gold Incorporated
3724 47th Street Ct. N.W.
Gig Harbor, Washington 98335

Re:     LKA Gold Incorporated, Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as securities counsel for LKA Gold Incorporated, a Delaware corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the offering of 3,000,000 shares of the Company’s common stock by the Company pursuant to an employee benefit plan.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) the relevant employee benefit plan; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 3,000,000 shares of common stock to be issued by the Company pursuant to the employee benefit plan, will be validly issued, fully paid and nonassessable. This opinion is based on Delaware general corporate law, all applicable Delaware statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie
_______________________________________
Gary R. Henrie, Esq.